Exhibit 10.31

Certain confidential portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                             CFS Health Group, Inc.
                     Care First - FreeState - Potomac Health


February 13, 1996

Ms. Terry Spoleti, Vice President
Managed Care Products and Services
Doctors Health System
10th Floor
10451 Mill Run Circle
Owings Mills, Maryland  21117

Dear Terry:

The purpose of this Letter of Intent is to describe the terms of the contracting agreements to which we have agreed, each of which will be included in a Medicare Risk Service Agreement between Doctors Health System (DHS) and Health Care Corporation of the Mid-Atlantic ("HCCMA"). The following terms will be incorporated (and changes made) in the Medicare Risk Service Agreement (a copy attached) which is used as the basic contract form by HCCMA; the resulting document to be the Medicare Risk Service Agreement between HCCMA and DHS, (the "Agreement"). Until the basic contract revisions are finalized, this Letter of Intent will serve as the written contract between HCCMA and DHS.

      (bullet) Term

         (bullet) February 1, 1996 - June 30, 1997. Otherwise, termination will only occur for cause. Should the Agreement not be renewed, obligations under the Agreement shall continue beyond the termination date for an additional period not to exceed six
                  (6) months.

      (bullet) Financial Terms

         (bullet) HCCMA to retain [Confidential Treatment Requested] of AAPCC received from the Federal Government for administration.

         (bullet) HCCMA to retain [Confidential Treatment Requested] of AAPCC received from the Federal Government for "carve out" services as follows:

                  Health/DME Infusion   [Confidential Treatment Requested]
                  Mental Health [Confidential Treatment Requested]   Eye Care [ZW]
                  Pro Fees          [Confidential Treatment Requested]
                  Dental        [Confidential Treatment Requested]


         (bullet) [Confidential Treatment Requested] of the net (i.e., net after the [Confidential Treatment Requested] retention described above) AAPCC payment received from the Federal Government will be paid monthly to DHS as capitation. The remaining
                  [Confidential Treatment Requested] of the net AAPCC payment will be used to fund the UIS Pool.

         (bullet) DHS will be financially responsible for 100% of a UIS Pool deficit produced by the settlement calculations performed upon termination of the Agreement or on June 30, 1997, if a termination does not occur prior thereto.(1) HCCMA will not


(1) Provision subject to revision awaiting receipt of further information to determine whether DHS constitutes a "physician group" subject to HCFA requirements governing "physician incentive plans."



                  provide stop loss protection in connection with UIS Pool funding.

         (bullet) HCCMA will inform DHS at such time as contracts with vendors for "carve out" services are being renegotiated and will allow
                  DHS to submit  proposals  to provide  such  services  to HCCMA
                  Medicare Members enrolled with DHS. However, such proposals will not be considered if the enrollment of HCCMA Medicare
                  Members with DHS is less than 5,000.

         (bullet) HCCMA will process all UIS claims applying those (payor) discounts for HCCMA is eligible. HCCMA and DHS will mutually agree upon a cash flow process regarding UIS Pool funding, the objective of which will be to limit the UIS Pool fund amount held by HCCMA to no more than the projected cost of ninety
                  (90) days expected claims.

         (bullet) [OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

         (bullet) HCCMA  agrees  that,  in the event a Member is  retroactively added  more  than 90 days to  DHS's  panel,  DHS  will  not be financially  responsible  for the cost of any care  which that
                  Member   received   for  the  period  prior  to  the  90  days
                  retroactive limit and HCCMA will retain the full AAPCC payment from the Federal  Government  for such a Member for the period prior to the 90 day retroactive  limit.  DHS providers will be paid by HCCMA  at HCCMA  fee  schedule  rates  for the cost of covered services that they directly provide.


       (bullet) Other Terms

         (bullet) Material/substantive changes to the Medi-CareFirst product design involving provision of medical care under the Agreement will be communicated to DHS in advance of marketing. DHS will have the option to consider this as cause for termination and, as such may opt to terminate the Agreement as a result of such material/substantive product design changes with ninety (90) days notice, in writing, to HCCMA and in accordance with the other terminating provisions of the Agreement.

         (bullet) HCCMA agrees to work with DHS to allow greater participation by DHS in decisions or oversight regarding matters involving pre-certification, utilization management and case management of institutional services.

         (bullet) DHS agrees to support to the maximum extent possible the marketing efforts of HCCMA for their Medicare products.

         (bullet) DHS acknowledges that the Agreement between the parties creates a singular relationship which has been engendered by a reliance of HCCMA on the good faith of DHS to respect the integrity of HCCMA, its parents, subsidiaries and affiliates, as to  operational  and  organizational  needs.  In  order  to secure,  fortify and  maintain  the said  relationship  hereby acknowledged,  DHS will (1) keep HCCMA  fully  apprised of DHS corporate structure and ownership and give HCCMA timely notice of any changes  thereto;  (2) not use this  Agreement  and the terms  thereof in a way that causes an improper  advantage  to
                  the   benefit  of  DHS  and  harm  to  HCCMA,   its   parents,
                  subsidiaries or affiliates; and (3) keep strictly confidential and not disclose the terms of the Agreement.  Failure to abide by either  the  intent  of this  provision  or its terms  will accord  the  right to HCCMA to  terminate  the  Agreement  for cause.

         (bullet) Medicare Risk Service Agreement Language Changes

                  The following changes or additions are also to be made or provided in the attached form Medicare Risk Service Agreement:

               1. Article I, Item D., does not contain a hold harmless provision. No change required.

               2. Article II, Item A., the reference to " . . . paragraphs B, C and D" will be changed to ". . . paragraphs B, C and E."

               3. Article II, Item B., the term "usually"  will be deleted.  We will  discuss  the concept of " . . directly or through one or
                  more  IPAs,   group   practices  or  other   entities  with  a
                  contractual  agreement with DHS or its  affiliates" to develop contract  language  to  correctly  reflect the manner in which
                  DHS's networks are structured.

               4. Article III, Item D.,  language will be added to reflect that persons who fail to make  required  payments  (deductible  and copayment  amounts  under a Member's  plan) will be terminated upon the  request of DHS within  HCCMA and HCFA  disenrollment
                  policies  once  unpaid   copayments  or  deductibles  reach  a
                  specific dollar amount and efforts to collect are unsuccessful over a stated  period of time.  Language will also be added to provide  that DHS will use its best  efforts to  collect  such payments at the time of service.

               5. Article  III,  Item  G.,  will  provide  that a  copy  of the documents governing the Medical Advisory Committee will be supplied to DHS.

               6. Article III, Item J. 2., refers solely to HCCMA by
                  implication.  No change necessary.

               7. Article  III,  Item J. 3., will be changed to provide  that a party against whom involuntary bankruptcy proceedings have been commenced may obtain a sufficient bond or have such proceedings dismissed within ten (10) days before such an event would permit termination of the Agreement.



               8. Article IV, Item Q.3.,  will be modified to properly  reflect the relationship of the parties with respect to the use of such contracted providers.

               9. Article IV, Item R., will be revised to provide that any site additions, deletions or address changes in facilities or hours of operation by DHS will be communicated to HCCMA, in writing, 60 days prior to becoming effective.

              10. Attachment H will be completely revised.

In order to bind BMA to these terms, please have this document endorsed in the space provided and return the original to my attention.

If you have any questions please give me a call.

Sincerely,


/s/ ERNEST A. VISCUSO
Ernest A. Viscuso
Director
Provider Contracting and
Network Development

EAV:jw

Agreed to:

DOCTORS HEALTH SYSTEM                      HEALTH CARE CORPORATION
                                           OF THE MID-ATLANTIC


BY: /s/ TERRY SPOLETTI                     BY: /s/ G MARK CHANEY
    ------------------                         -----------------
    Signature                                  Signature

Terry Spoletti                             G. Mark Chaney
------------------------------------       ----------------------
Name (Print)                               Name (Print)

V.P. Mgd. Care Products and Services       Chief Financial Officer
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Title                                      Title
2/13/96                                    2/14/96
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Date                                       Date





